                                                                     Exhibit 4.9

                          REGISTRATION RIGHTS AGREEMENT

                                      among

                             SCOVILL FASTENERS INC.

                                       and

                           THE INVESTORS PARTY HERETO

                           Dated as of August 3, 2001

                                TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.         Definitions..........................................................................    1

                                   ARTICLE II

                         REGISTRATION AND RELATED RIGHTS

SECTION 2.1.          Piggyback Registration...............................................................    3
SECTION 2.2.          Demand Registration..................................................................    4
SECTION 2.3.          Registration on Form S-3.............................................................    5
SECTION 2.4.          Registration Procedures..............................................................    6
SECTION 2.5.          Registration Expenses................................................................    9
SECTION 2.6.          Participation in Registration........................................................    9
SECTION 2.7.          Delay of Registration................................................................    9
SECTION 2.8.          Specific Performance.................................................................    9

                                   ARTICLE III

                        INDEMNIFICATION AND CONTRIBUTION

SECTION 3.1.          Indemnification by the Company.......................................................    9
SECTION 3.2.          Indemnification by Holders of Registrable Securities.................................   10
SECTION 3.3.          Conduct of Indemnification Proceedings...............................................   11
SECTION 3.4.          Contribution.........................................................................   11
SECTION 3.5.          Current Public Information...........................................................   12

                                   ARTICLE IV

                                  MISCELLANEOUS

SECTION 4.1.          Inspection Rights....................................................................   13
SECTION 4.2.          Notices..............................................................................   13
SECTION 4.3.          Additional Parties...................................................................   13
SECTION 4.4.          Amendments and Waivers...............................................................   13
SECTION 4.5.          Successors and Assigns...............................................................   14
SECTION 4.6.          Captions.............................................................................   14


SECTION 4.7.          Counterparts; Effectiveness..........................................................   14
SECTION 4.8.          GOVERNING LAW........................................................................   14
SECTION 4.9.          Severability.........................................................................   14
SECTION 4.10.         Entire Agreement.....................................................................   14

                          REGISTRATION RIGHTS AGREEMENT

                  REGISTRATION RIGHTS AGREEMENT, dated as of August 3, 2001 (the "Agreement"), by and among SCOVILL FASTENERS INC., a Delaware corporation (the "Company"), the parties identified as "Existing Investors" on the signature pages hereof, the parties identified as "New Investors" on the signature pages hereof and any parties identified on the signature pages of any joinder agreements executed and delivered pursuant to Section 4.3 of this Agreement.

                  WHEREAS, pursuant to the Merger Agreement dated as of the date hereof by and between Scovill Holdings Inc. ("Holdings") and the Company, the Existing Investors are being issued shares of Common Stock in exchange for cancellation of their shares of common stock Holdings;

                  WHEREAS, pursuant to the Exchange Agreement dated as of the date hereof among Holdings, the Company, Saratoga Partners III, L.P., Saratoga Partners III, C.V., Saratoga Management Company, LLC and the noteholders listed on Exhibit A thereto, the New Investors are being issued shares of Common Stock and Bonds in exchange for cancellation of their 11 1/4% Senior Notes of the Company due 2007;

                  WHEREAS, the Company and the Investors desire to provide for certain matters relating to the rights of the Investors;

                  IN CONSIDERATION of the foregoing and of their mutual covenants set forth in this Agreement, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.1. Definitions. The following terms, as used herein, have the following meanings:

                  "Affiliate" means, as to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such Person.

                  "Board" means the Board of Directors of the Company.

                  "Bonds" means the 14% Subordinated Pay-in-Kind Bonds due 2013 of the Company (which term shall include any pay-in-kind bonds issued or issuable pursuant thereto).

                  "Commission" means the United States Securities and Exchange Commission.

                  "Common Stock" means the common stock, par value $0.01 per share, of the Company.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of securities, partnership interests or by contract, assignment or otherwise. The terms "Controlling" and "Controlled" shall have meanings correlative to the foregoing.

                  "Greenwich" means, collectively, GSC Recovery II, L.P., GSC Recovery (US) L.L.C., Unione Italiana (U.K.) Reinsurance Company, Limited and Greenwich Street Capital Partners II, L.P. or any of its Affiliates.

                  "Investors" means the Existing Investors, the New Investors and (i) with respect to Common Stock, any permitted transferees (in accordance with the terms of the Stockholders Agreement dated as of the date hereof by and among the parties hereto and any parties to any joinder agreements thereto) of such Persons who are party (including by joinder) to this Agreement and (ii) with respect to the Bonds, any transferee of Bonds of any Investor or New Investor that becomes a party (including by joinder) to this Agreement.

                  "1933 Act" means the Securities Act of 1933, as amended.

                  "1934 Act" means the Securities Exchange Act of 1934, as amended.

                  "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Registrable Securities" means any shares of Common Stock, including shares of Common Stock issuable upon exercise of the Warrants, and any Bonds, now owned or hereafter acquired by the Investors, except that a security will cease to be a Registrable Security when it (i) has been effectively registered under the 1933 Act and disposed of in accordance with the registration statement covering it or (ii) has been sold publicly pursuant to Rule 144 (or any similar provision then in force) under the 1933 Act.

                  "Transfer" means any direct or indirect transfer, sale, conveyance, pledge, hypothecation or other disposition.

                  "Warrants" means the warrants issued by the Company to the Existing Investors entitling the holders thereof to purchase shares of Common Stock pursuant to warrant agreements dated as of August 3, 2001.

                                   ARTICLE II

                         REGISTRATION AND RELATED RIGHTS

                  SECTION 2.1. Piggyback Registration.

                  (a) Right to Piggyback. If at any time the Company proposes to register any of its Common Stock under the 1933 Act in connection with the offering of such Common Stock (except pursuant to a registration statement filed on Form S-4 or on Form S-8 or such other forms as shall be prescribed under the 1933 Act for the same purposes or for any exchange offer) (a "Piggyback Registration"), the Company shall at such time provide promptly to all Investors with written notice of its intention so to do. Upon the written request of any Investor given within 20 days after the providing of any such notice by the Company, the Company shall use reasonable best efforts to cause to be registered under the 1933 Act all of the Registrable Securities held by such Investor that have been so requested to be registered, subject to the provisions of subsection 2.1(c).

                  (b) Selection of Underwriters. If the Company in its sole discretion decides a Piggyback Registration shall be underwritten, the Company shall have sole discretion in the selection of any underwriter or underwriters to manage such Piggyback Registration.

                  (c) Priority on Piggyback Registrations. If the managing underwriter or underwriters of a Piggyback Registration advise the Company in writing that in its or their opinion the number of Registrable Securities proposed to be sold in such Piggyback Registration exceeds the number which can be sold, or adversely affects the price at which the securities are to be sold in such offering, the Company will include in such registration only the number of Registrable Securities, which, in the opinion of such underwriter or underwriters, can be sold in such offering and which will not adversely affect the price thereof. In the event that the contemplated distribution does not involve an underwritten offering, the determination that the inclusion of such Registrable Securities shall adversely affect the price or the number of securities which may be sold by the Company in such offering shall be made by the Company in its reasonable discretion. The Registrable Securities so included in such Piggyback Registration shall be apportioned (i) first, to any shares of Common Stock that the Company proposes to sell and (ii) second, pro rata among any shares of Common Stock that any Investors propose to sell, according to the total amount of Common Stock requested for inclusion by said Investors, or in such other proportions as shall mutually be agreed to among such Investors.

                  SECTION 2.2. Demand Registration.

                  (a) Right to Demand. Greenwich may at any time make a written request to the Company for registration (a "Demand Registration"), under and in accordance with the 1933 Act, of all or part of its Registrable Securities, upon receipt of which the Company shall promptly cause to be prepared and filed a registration statement under the 1933 Act covering the Registrable Securities requested to be registered pursuant to this Section. Within 20 days after receipt of such request, the Company will serve written notice of such registration request to all Investors who are holders of Registrable Securities of the same kind of Registrable Securities to which such Demand Registration relates and the Company will include in such registration all Registrable Securities of such Investors with respect to which the Company has received written requests for inclusion therein within 20 business days after receipt of such written notice. All requests made pursuant to this subsection will specify the number of Registrable Securities to be registered and will also specify the intended methods of disposition thereof; provided, however, that (x) the Company need not effect any Demand Registration unless the Registrable Securities requested to be registered pursuant to such Demand Registration shall constitute at least 10% of the outstanding Common Stock or 10% of the aggregate principal amount of the outstanding Bonds, as the case may be; and (y) the Company may, if the Board so determines in the exercise of its reasonable judgment, that due to a pending or contemplated acquisition or disposition it would be inadvisable to effect such Demand Registration at such time, defer such Demand Registration for a single period not to exceed 90 days; provided that the Company may not exercise this right more than once in any twelve-month period.

                  (b) Number of Demand Registrations. Greenwich shall be entitled to five Demand Registrations with respect to the Common Stock held by it and five Demand Registrations with respect to the Bonds held by it, and the expenses of such registrations will be borne by the Company. A Demand Registration shall not be counted as a Demand Registration hereunder until the registration statement relating to such Demand Registration has been declared effective and maintained for a period of at least six months, or such shorter period if all Registrable Securities included therein have been sold.

                  (c) Selection of Underwriters. If any Demand Registration is in the form of an underwritten offering, Greenwich shall have sole discretion in the selection of any underwriter or underwriters to manage such Demand Registration.

                  (d) Priority on Demand Registrations. If the managing underwriter or underwriters of a Demand Registration advise the Company in writing that in its or their opinion the number of Registrable Securities proposed to be sold in such Demand Registration exceeds the number which can be sold, or adversely affects the price at which the securities are to be sold, in such offering, the Company will include in such registration only the number of Registrable Securities which, in the opinion of such underwriter or underwriters, can be sold in such offering and which will not adversely affect the price thereof. In the event that the contemplated distribution does not involve an underwritten offering, the determination that the inclusion of such Registrable Securities shall adversely affect the price or the number of securities which may be sold in such offering shall be made by the Company in its reasonable discretion. The Registrable Securities so included in such Demand Registration shall be apportioned pro rata, among any shares of Common Stock and/or Bonds, as the case may be, that any Investors propose to sell, according to the total amount of Common Stock and/or Bonds, as the case may be, requested for inclusion by said Investors, or in such other proportions as shall mutually be agreed to among such Investors. Except for registration statements on Form S-4 or S-8 or such other forms as shall be prescribed under the 1933 Act for the same purposes or for any exchange offer, the Company will not file with the Commission any other registration statement under the 1933 Act with respect to its securities, whether for its own account or that of other Investors, from the date of receipt of a notice from Greenwich pursuant to Section 2.2(a) until the completion of the period of distribution of the registration statement contemplated thereby.

                  SECTION 2.3. Registration on Form S-3. (a) Greenwich may at any time make a written request to the Company for a registration (an "S-3 Registration"), under and in accordance with the 1933 Act, for all or part of its Registrable Securities, upon receipt of which the Company shall promptly cause to be prepared and filed a shelf registration statement on Form S-3 under the Securities Act covering the Registrable Securities requested to be registered pursuant to this Section. Within 20 days after receipt of such request, the Company will serve written notice of such registration request to all Investors who are holders of Registrable Securities of the same kind of Registrable Securities being requested pursuant to the S-3 Registration, and the Company will include in such registration all such Registrable Securities of such Investors with respect to which the Company has received written requests for inclusion therein within 20 business days after receipt of such written notice. All requests made pursuant to this subsection will specify the number of Registrable Securities to be registered and will also specify the intended methods of disposition thereof; provided, however, that (x) the Company need not effect any S-3 Registration unless (i) Form S-3 (or any successor form that permits the incorporation by reference of future filings by the Company under the 1934 Act) is available for such offering and (ii) the Registrable Securities requested to be registered pursuant to such S-3 Registration shall constitute at least 10% of the outstanding Common Stock, or 10% of the outstanding Bonds, as the case may be; and (y) the Company may, if the Board so determines in the exercise of its reasonable judgment, that due to a pending or contemplated acquisition or disposition it would be inadvisable to effect such S-3 Registration at such time, defer such S-3

Registration for a single period not to exceed 90 days; provided that the Company may not exercise this right more than once in any twelve-month period. Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations pursuant to Section 2.2.

                  (b) Number of S-3 Registrations. Greenwich shall be entitled to an unlimited number of S-3 Registrations and the expenses of such registrations will be borne by the Company.

                  (c) Selection of Underwriters. If any S-3 Registration is in the form of an underwritten offering, Greenwich shall have sole discretion in the selection of any underwriter or underwriters to manage such S-3 Registration.

                  (d) Priority on S-3 Registrations. If the managing underwriter or underwriters of an S-3 Registration advise the Company in writing that in its or their opinion the number of Registrable Securities proposed to be sold in such S-3 Registration exceeds the number which can be sold, or adversely affects the price at which the securities are to be sold, in such offering, the Company will include in such registration only the number of Registrable Securities which, in the opinion of such underwriter or underwriters, can be sold in such offering and which will not adversely affect the price thereof. In the event that the contemplated distribution does not involve an underwritten offering, the determination that the inclusion of such Registrable Securities shall adversely affect the price or the number of securities which may be sold in such offering shall be made by the Company in its reasonable discretion. The Registrable Securities so included in such S-3 Registration shall be apportioned pro rata, among any shares of Common Stock and/or Bonds that any Investors propose to sell, according to the total amount of Common Stock and/or Bonds requested for inclusion by said Investors, or in such other proportions as shall mutually be agreed to among such Investors.

                  SECTION 2.4. Registration Procedures. It shall be a condition precedent to the obligations of the Company and any underwriter or underwriters to take any action pursuant to this Article II that the Investors requesting inclusion in any Piggyback Registration, Demand Registration or S-3 Registration (each, a "Registration," and collectively, the "Registrations") shall furnish to the Company such information regarding them, the Registrable Securities held by them, the intended method of disposition of such Registrable Securities, and such agreements regarding indemnification, disposition of such securities and the other matters referred to in this Article II as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company. With respect to any Registration which includes Registrable Securities held by an Investor, the Company shall, subject to the provisions of
Section 2.4, as expeditiously as practicable:

                  (a) prepare and file with the Commission a registration statement on the appropriate form prescribed by the Commission and use its reasonable best efforts to cause such registration statement to become effective;

                  (b) prepare and file with the Commission such amendments, post-effective amendments and supplements, to such registration statement and any documents required to be incorporated by reference therein as may be necessary to keep the registration statement effective until the distribution of Registrable Securities shall have been completed or until the expiration of 180 days (or such longer period as the Company may agree on) after the effective date, whichever is earlier; cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act (or any successor rule); and comply with the provisions of the 1933 Act applicable to it with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to the prospectus;

                  (c) furnish to such Investor at least one conformed copy of the registration statement and any post-effective amendment thereto, upon request, and such number of copies of the prospectus (including each preliminary prospectus and any amendments or supplements thereto), and any exhibits or documents incorporated by reference therein and such other documents as such as the Investor or underwriter or underwriters, if any, may reasonably request in order to facilitate the disposition of the securities being sold by the Investor;

                  (d) on or prior to the date on which the registration statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with such Investor, the underwriter or underwriters, if any, and their counsel in connection with the registration or qualification of the Registrable Securities covered by the registration statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as such Investor or managing underwriter or underwriters, if any, may reasonably request (considering the nature or size of the offering and the expense and time involved in such qualification or registration), and to do any and all other reasonable acts or things which may be necessary or advisable to enable the disposition in all such jurisdictions of the Registrable Securities covered by the applicable registration statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

                  (e) use its reasonable best efforts to cause the Registrable Securities covered by the registration statement to be registered with or approved by such other governmental agencies or authorities within the United States, including, without limitation, the National Association of Securities Dealers, Inc. (the "NASD"), as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

                  (f) use its reasonable best efforts to cause the Registrable Securities that are comprised of Common Stock covered by the registration statement to be listed on any national securities exchange on which any Common Stock is listed;

                  (g) give the Investors who hold Registrable Securities registered under such registration statement, the underwriters, if any, and their respective counsel and accountants, the timely opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be reasonably necessary or advisable, in the opinion of each of such Investors and such underwriters' respective counsel, to conduct appropriate due diligence as contemplated by the 1933 Act; and

                  (h) provide to the Investors and underwriters with legal opinions and "cold comfort" letters in customary form and substance.

                  The Investors, upon receipt of any notice from the Company that the prospectus prepared pursuant to subsection (b) above contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading, will forthwith discontinue disposition of the Registrable Securities until the Investors receive copies of a supplemented or amended prospectus or until they are advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and have received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, each Investor shall, or shall request the managing underwriter or underwriters, if any, to, deliver to the Company all copies, other than permanent file copies then in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods mentioned in subsection (b) of this Section 2.4 shall be extended by the number of days during the period from and including any date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by the immediately preceding sentence or the Advice.

                  SECTION 2.5. Registration Expenses. Except where this Agreement specifies otherwise, in the case of any Registration, the Company shall bear all expenses in connection with its obligations in connection therewith, including, without limitation, the expenses of preparing any registration statement; commission and state "blue sky" filing, registration and qualification fees and expenses (including, without limitation, fees and expenses of counsel in connection with blue sky surveys); fees and expenses associated with filings required to be made with the NASD; fees and expenses of counsel for the Company, one firm of counsel for all selling stockholders and independent public accountants (including, without limitation, the cost of providing any legal opinions or "cold comfort" letters); and all printing costs and expenses; provided, however, that the Company shall not be responsible for the underwriting discounts and commissions or placement fees of underwriters directly attributable to the Registrable Securities included in such Registration.

                  SECTION 2.6. Participation in Registration. No Investor may participate in any registration hereunder unless such Investor (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Company and (b) completes and executes all questionnaires, powers of attorney, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. Nothing in this
Section 2.6 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth in this Article II.

                  SECTION 2.7. Delay of Registration. No Investor shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

                  SECTION 2.8. Specific Performance. The parties agree that the recovery of damages would not be an adequate remedy for the breach of the covenants of the Company contained in this Article II and, accordingly, agree that the Investors shall be entitled to specific performance of the obligations contained herein.

                                   ARTICLE III

                        INDEMNIFICATION AND CONTRIBUTION

                  SECTION 3.1. Indemnification by the Company. In connection with any registration statement filed to effect a Registration pursuant to this Agreement, the Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities registered pursuant to a Registration hereunder, its officers, directors and partners, each underwriter of such Registrable Securities and each Person who controls

(within the meaning of the 1933 Act) such holder or underwriter against all losses, claims, damages, liabilities and expenses (as incurred or suffered and including, but not limited to, any and all expenses incurred in investigating, preparing or defending any litigation or proceeding, whether commenced or threatened, or any claim whatsoever) ("Losses") which arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the registration statement or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or by any untrue or alleged untrue statement of a material fact included in any prospectus forming a part of such registration statement or preliminary prospectus or final prospectus, or any amendment or supplement thereof or any omission or alleged omission to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder or underwriter or its representative with respect to such Person expressly for use therein.

                  SECTION 3.2. Indemnification by Holders of Registrable Securities. In connection with any registration statement filed pursuant to this Agreement to effect a Registration, each holder participating in such Registration agrees, severally and not jointly, to (and, as a condition precedent to the filing of such registration statement, the Company may require an undertaking satisfactory to it from each such participating holder and from any prospective underwriter therefor agreeing to) indemnify, to the fullest extent permitted by law, the Company and its officers, directors and agents and each Person who controls (within the meaning of the 1933 Act) the Company or such officers, directors or agents against any Losses which arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in such registration statement or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or by any untrue or alleged untrue statement of a material fact included in any prospectus forming a part of such registration statement or preliminary prospectus or final prospectus, or any amendment or supplement thereof or any omission or alleged omission to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit with respect to such holder so furnished in writing by such holder or its representatives to the Company specifically for inclusion in such registration statement or prospectus; provided, however, that no such holder shall be responsible for Losses in excess of the net proceeds to be received by such holder from the sale of Registrable Securities covered by such registration statement. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer-managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information with respect to such Persons so furnished in writing by such Persons specifically for inclusion in any prospectus or Registration.

                  SECTION 3.3. Conduct of Indemnification Proceedings. Each Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification or contribution pursuant to this Agreement and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (x) the indemnifying party has agreed in writing to pay such fees and expenses, (y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (z) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); provided, further, that an indemnifying party who is not entitled to, or elects not to, assume the defense of a claim on behalf of all indemnified parties shall not be obligated to pay the fees and expenses of more than one counsel (in addition to local counsel) for all indemnified parties. If the indemnifying party assumes the defense, or is not pursuant to clause (z) above entitled to assume the defense, it shall not be subject to any liability for any settlement or compromise made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). No indemnifying party will be permitted to, and no indemnified party will be required to, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect to such claim or litigation. In addition, without the consent of the indemnified party (which consent will not be unreasonably withheld), no indemnifying party will be permitted to consent to entry of any judgment or enter into any settlement which provides for any action on the part of the indemnified party other than the payment of money damages which are to be paid in full by the indemnifying party. Likewise, no indemnified party may enter into any settlement without the consent of the indemnifying party (which consent may not be unreasonably withheld). If requested by the indemnifying party, the indemnified party agrees to cooperate with the indemnifying party and its counsel in contesting any claim which the indemnifying party elects to contest.

                  SECTION 3.4. Contribution. If the indemnification provided for in this Article III from the indemnifying party is unavailable to an indemnified party hereunder in respect of any Losses, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party, on the one hand, and such indemnified party, on the other hand, or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefits received by and fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative benefit shall be determined by reference to, among other things, the amount of net proceeds received by each party from the offering to which such contribution relates. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, without limitation, any legal or other fees, costs or expenses reasonably incurred by such party in connection with any investigation or proceeding. Notwithstanding anything to the contrary in the foregoing, no holder shall be responsible for Losses in excess of the net proceeds to be received by such holder from the sale of Registrable Securities covered by such registration statement.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligations of the holders of Registrable Securities to contribute in this Section 3.4 are several in proportion to the net proceeds received from the sale of Registrable Securities by each such holder and not joint.

                  SECTION 3.5. Current Public Information. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of Registrable Securities to the public without registration, the Company agrees to use its best efforts to: (a) file with the Commission in a timely manner all reports and other documents required of the Company under the 1934 Act after the Company has become subject to the requirements of the 1934 Act; and (b) furnish to any holder of Registrable Securities, during the term of this Agreement and after the Company has been subject to the requirements of the 1934 Act for at least 90 days, forthwith upon request, (i) a written statement by the Company that it has complied with the current public information and reporting requirements of Rule 144 under the 1933 Act and the 1934 Act to which it is subject and (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company (it being understood that, as of the date hereof, the Company is deemed not to be subject to the reporting requirements of the 1934
Act).

                                   ARTICLE IV

                                  MISCELLANEOUS

                  SECTION 4.1. Inspection Rights. The Company shall permit any authorized representatives designated by any Investor holding at least 2.5% of the Common Stock, or 2.5% of the Bonds, to visit and inspect any of the properties of the Company and its subsidiaries, including its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at reasonable times during normal business hours. Each Investor agrees that it shall treat as confidential all non-public information that such Investor obtains pursuant to the foregoing.

                  SECTION 4.2. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party at its address or facsimile number set forth on the signature pages hereof or the signature page of any joinder agreement executed and delivered pursuant to Section 4.3 of this Agreement or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the party sending the communication. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and receipt is confirmed, (ii) if given by mail, 72 hours after such communication is deposited in the mail registered or certified, return receipt requested, with postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in this Section.

                  SECTION 4.3. Additional Parties. Only Persons (other than the initial signatories hereto) that execute a joinder agreement in the form of Exhibit A shall be deemed to be Investors. Except to the extent limited in any joinder agreement, each Person that so becomes an Investor after the date hereof shall be entitled to all rights and privileges of an Investor as if such Investor had been an original signatory to this Agreement.

                  SECTION 4.4. Amendments and Waivers. Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is signed by the Company and each of (i) holders of at least 75% of the outstanding shares of Common Stock, (ii) holders of at least 75% of the aggregate principal amount of Bonds outstanding, (iii) Saratoga and (iv) Cerberus. Any provision of this Agreement may be waived if, but only if, such waiver is in writing and is signed by the Company and each of (i) holders of at least 75% of the outstanding shares of Common Stock, (ii) holders of at least 75% of the aggregate principal amount of Bonds outstanding, (iii) Saratoga and (iv) Cerberus.

                  SECTION 4.5. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no assignment of rights under this Agreement will be valid unless made in connection with a contemporaneous Transfer of Common Stock or Bonds which is not prohibited by this Agreement; and provided, further, that upon any such assignment, the assignee shall comply with Section 4.3 hereof. The Company may not assign or otherwise transfer any of its rights under this Agreement.

                  SECTION 4.6. Captions. The captions of this Agreement are included for convenience of reference only, do not constitute a part hereof and shall be disregarded in the construction hereof.

                  SECTION 4.7. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect an if the signatures thereto and hereto were upon the same instrument. This Agreement shall be effective when this Agreement has been executed by the Company and each Investor, and the executed signature page of each such Person has been delivered to each other such Person.

                  SECTION 4.8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

                  SECTION 4.9. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement, or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

                  SECTION 4.10. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive agreement and understanding of the parties hereto in respect of the subject matter contained herein.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                        SCOVILL FASTENERS INC.

                                        By: /s/ John H. Champagne
                                            ------------------------------
                                            Name:  John H. Champagne
                                            Title: Chief Executive Officer


                                        Scovill Fasteners Inc.
                                        1802 Scovill Drive
                                        Clarkesville, Georgia 30523-0044
                                        Attention: John H. Champagne
                                        Telephone: (706) 754-4181
                                        Telecopier: (706) 754-2826

                                        EXISTING INVESTORS:

                                        SARATOGA PARTNERS III, L.P.


                                        By: Saratoga Management Company LLC, its
                                            Investment Manager


                                        By: /s/ Richard A. Petrocelli
                                            ------------------------------
                                            Name:  Richard A. Petrocelli
                                            Title: Principal



                                        535 Madison Avenue
                                        New York, New York 10022
                                        Attention: Christian L. Oberbeck
                                        Telephone: (212) 906-7350
                                        Telecopier: (212) 750-3343


                                        SARATOGA PARTNERS III, C.V.


                                        By: Saratoga Management Company LLC, its
                                            Investment Manager


                                        By: /s/ Richard A. Petrocelli
                                            ------------------------------
                                            Name:  Richard A. Petrocelli
                                            Title: Principal


                                        c/o Curacao International Trust
                                        Company, N.V.
                                        De Ruyterkade 62
                                        P.O. Box 812
                                        Curacao, Netherlands Antilles
                                        Attention: J.F.M. Horsten
                                        Telephone: 011-599-9-732-2555
                                        Telecopier: 011-599-9-732-2500

                                        MOORE GLOBAL INVESTMENTS, LTD.

                                        By: Moore Capital Management Inc., its
                                            Trading Manager

                                        By: /s/ Anthony Gallagher
                                           -------------------------------------
                                           Name: Anthony Gallagher
                                           Title: Director of Operations


                                        c/o Moore Capital Management Inc.
                                        1251 Avenue of the Americas
                                        17th Floor
                                        New York, New York 10020
                                        Attention: Anthony Gallagher
                                        Telephone: (212) 782-7532
                                        Telecopier: (212) 575-6832



                                        REMINGTON INVESTMENT STRATEGIES, L.P.

                                        By: Moore Capital Advisors, L.L.C., its
                                            General Partner


                                        By: /s/ Anthony Gallagher
                                           -------------------------------------
                                           Name: Anthony Gallagher
                                           Title: Director of Operations


                                        c/o Moore Capital Management Inc.
                                        1251 Avenue of the Americas
                                        17th Floor
                                        New York, New York 10020
                                        Attention: Anthony Gallagher
                                        Telephone: (212) 782-7532
                                        Telecopier: (212) 575-6832

                                        WLD PARTNERS, LTD.

                                        By: WLD Partners GP, Inc., its
                                            General Partner

                                        By: /s/ F. Melvin Burton
                                           -------------------------------------
                                           Name: F. Melvin Burton
                                           Title: Vice President



                                        Las Olas Centre
                                        450 East Las Olas Boulevard
                                        Suite 900
                                        Fort Lauderdale, FL 33301
                                        Attention: F. Melvin Burton
                                        Telephone: (954) 523-7771
                                        Telecopier: (954) 523-9594



                                        BROWN UNIVERSITY THIRD CENTURY FUND

                                        By: Saratoga Partners III, L.P., its
                                            Attorney-in-Fact

                                            By: Saratoga Management Company,
                                                LLC, its Investment Manager


                                        By: /s/ Richard A. Petrocelli
                                           -------------------------------------
                                           Name: Richard A. Petrocelli
                                           Title: Principal


                                        c/o Saratoga Partners III, L.P.
                                            535 Madison Avenue
                                            New York, New York 10022
                                            Attention: Christian L. Oberbeck
                                            Telephone: (212) 906-7350
                                            Telecopier: (212) 750-3343

                                      CO-INVESTMENT PARTNERS, L.P.


                                      By: CIP Partners, LLC, its General
                                          Partner


                                      By: /s/ Christian A. Melhado
                                          ------------------------------
                                          Name:  Christian A. Melhado
                                          Title: Member



                                      660 Madison Ave.
                                      New York, NY 10021
                                      Attention: Christian A. Melhado
                                      Telephone: (212) 754-0411
                                      Telecopier: (212) 754-1494



                                      NEW INVESTORS:

                                      GSC RECOVERY II, L.P.

                                      By: GSC RECOVERY GP, L.P., its General
                                          Partner

                                          By: GSCP (N.J.), L.P., its General
                                              Partner

                                              By: GSCP (N.J.), Inc., its General
                                                  Partner


                                      By: /s/ Robert A. Hamwee
                                          ------------------------------
                                          Name:  Robert A. Hamwee
                                          Title: Managing Director

                                        GSCP RECOVERY (US) L.L.C.

                                        By: GREENWICH STREET CAPITAL
                                            PARTNERS II, L.P., its General
                                            Partner


                                             By: GREENWICH STREET
                                                 INVESTMENTS II, L.L.C., its
                                                 General Partner



                                        By: /s/ Robert A. Hamwee
                                            ------------------------------
                                            Name:  Robert A. Hamwee
                                            Title: Managing Director



                                        UNIONE ITALIANA (U.K.) REINSURANCE
                                          COMPANY, LIMITED


                                        By: /s/ Robert A. Hamwee
                                            ------------------------------
                                            Name:  Robert A. Hamwee
                                            Title: Director




                                        GREENWICH STREET CAPITAL
                                          PARTNERS II, L.P.


                                        By: GREENWICH STREET
                                            INVESTMENTS II, L.L.C., its General
                                            Partner


                                        By: /s/ Robert A. Hamwee
                                            ------------------------------
                                            Name:  Robert A. Hamwee
                                            Title: Managing Director


                                        c/o GSC Partners
                                        500 Campus Drive
                                        Suite 220
                                        Florham Park, N.J. 07932
                                        Attention: Robert A. Hamwee
                                        Telephone: (973) 437-1010
                                        Telecopier: (973) 437-1037

                                        CERBERUS INTERNATIONAL, LTD.


                                        By: Partridge Hill Overseas Management,
                                            LLC, its Investment Manager


                                        By: /s/ Mark A. Neporent
                                            ------------------------------
                                            Name:  Mark A. Neporent
                                            Title: Vice President


                                        Cerberus International, Ltd.
                                        c/o Partridge Hill Overseas
                                          Management, LLC
                                        450 Park Avenue, 28th Floor
                                        New York, New York 10022
                                        Attention: Robert Davenport
                                        Telephone: (212) 891-2100
                                        Telecopier: (212) 755-3009





                                        SF FUNDING COMPANY LLC


                                        By: /s/ Richard A. Petrocelli
                                            ------------------------------
                                            Name:  Richard A. Petrocelli
                                            Title: Principal



                                        535 Madison Avenue
                                        New York, New York 10022
                                        Attention: Christian L. Oberbeck
                                        Telephone: (212) 906-7350
                                        Telecopier: (212) 750-3343

                                             SARATOGA MANAGEMENT COMPANY LLC


                                             By: /s/ Richard A. Petrocelli
                                                 -------------------------------
                                                 Name: Richard A. Petrocelli
                                                 Title: Principal

                                             535 Madison Avenue
                                             New York, New York 10022
                                             Attention: Christian L. Oberbeck
                                             Telephone: (212) 906-7350
                                             Telecopier: (212) 750-3343

                                                                       EXHIBIT A

                                JOINDER AGREEMENT

                  THIS JOINDER AGREEMENT is made and entered into by the undersigned with reference to the following facts:

                  I am acquiring simultaneously with the execution of this Joinder Agreement [[ ] shares of the Common Stock (the "Shares")] [and]
         [$[    ] aggregate principal amount of 14% subordinated pay-in-kind
         notes due 2013 (the "Bonds")] [and] [[    ] warrants to purchase Shares
         (the "Warrants")] of SCOVILL FASTENERS INC., a Delaware corporation (the "Company"); and

                  A. As a condition to the acquisition of [the Shares] [and] [the Bonds] [and] [the Warrants] I have agreed to join in a registration rights agreement dated as of August 3, 2001, as amended from time to time (the "Registration Rights Agreement"), a copy of which has been furnished to me, among the Company and the Investors party thereto.

                  I therefore agree to join in the Registration Rights Agreement and agree to be bound by all of the terms and provisions thereof as though I were an original party thereto and were included in the definition of Investor, as used therein.

                  IN WITNESS WHEREOF, the undersigned has executed this
agreement this day of       ,   .


                                     Name:
                                            ------------------------------------
                                              Address for Notices: